Exhibit 5.2

April 13, 2005

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Ladies and Gentlemen:

We have acted as special Nevada counsel to Wynn Las Vegas, LLC, a Nevada limited liability company (the “Company”), Wynn Las Vegas Capital Corp., a Nevada corporation (“Capital Corp.” and, together with the Company, the “Issuers”), Wynn Show Performers, LLC, Wynn Golf, LLC, Las Vegas Jet, LLC, World Travel, LLC, and Wynn Sunrise, LLC, each a Nevada limited liability company (collectively, the “Guarantors”), in connection with the filing of the Issuers’ Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration of $1,300,000,000 aggregate principal amount of the Issuers’ 6 5/8% First Mortgage Notes due 2014 (the “Exchange Notes”), and the guarantees of the Exchange Notes by the Guarantors (the “Note Guarantees” and together with the Exchange Notes, the “Securities”), issued under the Indenture, dated as of December 14, 2004, by and among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”),

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Issuers and the Guarantors in connection with the authorization and issuance of the Securities, all as referenced in the Registration Statement. For purposes of this opinion, we have assumed all proceedings will be timely completed in the manner presently proposed and the terms of such issuance will be in compliance with applicable laws.

We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as such documents, agreements, instruments and corporate records, as we have deemed necessary or appropriate for the purposes of this opinion. We have also obtained from officers and other representatives and agents of the Issuers and the Guarantors and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of this rendering this opinion.

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

April 13, 2005

Without limiting the generality of the foregoing, in our examination, we have, with your permission, assumed without independent verification, that (i) the obligations of each party set forth in the Indenture, the Notes and the Note Guarantees are its valid and binding obligations, enforceable in accordance with their respective terms; (ii) each document we reviewed has been duly executed and delivered by the parties thereto other than the Issuers and the Guarantors to the extent due execution and delivery are prerequisites to the effectiveness thereof; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original document; (v) there are no oral or written modifications of or amendments to the documents we have examined and there has been no waiver of any of the provisions thereof, by actions or conduct of the parties or otherwise; and (vi) all corporate records made available to us by the Issuers and the Guarantors and all public records we have reviewed are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction or, in the case of Nevada, any other laws, including any matters of municipal law or the laws of any local agencies within any state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or “blue sky” laws.

Based on the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Securities have been duly authorized by the Issuers and the Guarantors, as applicable.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Issuers, the Guarantors or the Securities.

Wynn Las Vegas, LLC

Wynn Las Vegas Capital Corp.

April 13, 2005

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.” In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SCHRECK BRIGNONE